Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS
OF
OMNICELL, INC.
(A DELAWARE CORPORATION)
Effective as of August 6, 2020

i

ii

SECOND AMENDED AND RESTATED BYLAWS
OF
OMNICELL, INC.
(A DELAWARE CORPORATION)
ARTICLE I
OFFICES
Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.
Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
CORPORATE SEAL
Section 3. Corporate Seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE III
STOCKHOLDERS’ MEETINGS
Section 4. Place of Meetings. Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).
Section 5. Annual Meetings.
(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation or the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the corporation’s notice of meeting of stockholders (or any supplement thereto); (ii) by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in Section 5(b) through the date of such meeting, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations or propose business (other than a proposal included in the corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) at an annual meeting of stockholders.
(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 5(a)(iii) above, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, and, in the case of business other than nominations, such business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive office of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall an adjournment, recess, postponement or rescheduling of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) Such stockholder’s notice shall set forth:
(i) As to each person whom the stockholder proposed to nominate for election or reelection as a director (each, a “Proposed Nominee”), if any:
(A) The name, age, business address and residence address of such Proposed Nominee;
(B) The principal occupation and employment of such Proposed Nominee;
(C) A written questionnaire with respect to the background and qualification of such Proposed Nominee completed by the Proposed Nominee in the form required by the corporation (which form the stockholder shall request in writing from the

Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request);
(D) Such Proposed Nominee’s executed written consent to being named as a nominee in the corporation’s proxy statement and form of proxy;
(E) Such Proposed Nominee’s written representation and agreement in the form required by the corporation (which form the stockholder shall request in writing from the Secretary and which the Secretary shall provide to such stockholder within ten (10) days after receiving such request) that: (a) such Proposed Nominee is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (b) such Proposed Nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the corporation; (c) such Proposed Nominee will, if elected as a director, comply with applicable law, the rules of any securities exchanges upon which the corporation’s securities are listed, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation, and any other of the corporation’s policies and guidelines applicable to non-employee directors (which will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and applicable fiduciary duties under state law; (d) such Proposed Nominee consents to serving as a director, if elected as a director of the corporation; and (e) such Proposed Nominee intends to serve as a director for the full term for which such Proposed Nominee is standing for election;
(F) A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three years, and any other material relationships, between or among such Proposed Nominee, on the one hand, and the stockholder or any Stockholder Associated Person (as defined below), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; and
(G) All other information relating to such Proposed Nominee or such Proposed Nominee’s associates that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitations of proxies or consents for the election of directors in a contested election or otherwise pursuant to Regulation 14A under the 1934 Act.

(ii) As to any other business that the stockholder proposes to bring before the meeting, if any:
(A) A brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Amended and Restated Certificate of Incorporation of the corporation, as amended (as further amended or restated from time to time in accordance with the terms thereof, the “Certificate of Incorporation”) or these Second Amended and Restated Bylaws of the corporation (as amended from time to time in accordance with the provisions hereof, these “Bylaws”), the language of the proposed amendment) and the reasons for conducting such business at the meeting
(B) A complete and accurate description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the 1934 Act) or any material interest in such business of such stockholder or any Stockholder Associated Person, including any anticipated benefit to the stockholder or any Stockholder Associated Person therefrom; and
(C) all other information related to such business that would be required to be disclosed in a proxy statement or other filing required to be made by the stockholder or any Stockholder Associated Person in connection with the solicitation of proxies or consents in support of such proposed business by such stockholder or any Stockholder Associated Person pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder; and
(iii) As to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person:
(A) The name and address of such stockholder, Proposed Nominee and Stockholder Associated Person (including, if applicable, as they appear on the corporation’s books and records);
(B) The class, series and number of shares of each class or series of capital stock of the corporation which are, directly or indirectly, owned beneficially and/or of record by such stockholder, Proposed Nominee or Stockholder Associated Person, and the date or dates such shares were acquired and the investment intent of such acquisition;
(C) The nominee holder for, and number of, any corporation securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;
(D) a representation from the stockholder as to whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of shares representing at least 50% of the voting power of the corporation’s outstanding capital stock entitled to vote generally in the election of directors in the case of a nomination, or holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the business to be proposed in the case of other business, as applicable, or (2) to engage in a solicitation (within the meaning of 1934 Act Rule 14a-1(l)) with respect to the nomination or other business, as applicable, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;
(E) A complete and accurate description of all agreements, arrangements or understandings, written or oral, (including any derivative or short positions, profit interests, hedging transactions, options, warrants, convertible securities, stock appreciation or similar rights and borrowed or loaned shares) that have been entered into by, or on behalf of, such stockholder or Proposed Nominee, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the price of any securities of the corporation, or maintain, increase or decrease the voting power of such stockholder or Proposed Nominee with respect to securities of the corporation, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation (any of the foregoing, a “Derivative Instrument”);
(F) Any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, Proposed Nominee or Stockholder Associated Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;
(G) Any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of corporation securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;
(H) A complete and accurate description of all agreements, arrangements or understandings, written or oral, (a) between or among the stockholder giving the notice and any of the Stockholder Associated Persons or (b) between or among the stockholder giving the notice or any of the Stockholder Associated Persons and any other person or entity (naming each such person or entity) or any Proposed Nominee, including (x) any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder giving the notice or Stockholder Associated Person has the right to vote any security of the corporation; (y) any understanding, written or oral, that the stockholder giving the notice or any of the Stockholder Associated Persons may have reached with any other stockholder of the corporation (including their names) with respect to how such other stockholder will vote such other stockholder’s shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any Proposed Nominee, or other action to be taken, by the stockholder giving the notice or any of the Stockholder Associated Persons and (z) any other agreements that would be required to be disclosed by the stockholder giving the notice or any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D pursuant to the 1934 Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice, or any Proposed Nominee or any Stockholder Associated Person or other person or entity);
(I) A complete and accurate description of any performance-related fees (other than an asset-based fee) to which any such stockholder or Proposed Nominee may be entitled as a result of any increase or decrease in the value of the corporation’s securities or any Derivative Instruments;
(J) The investment strategy or objective, if any, of such stockholder and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder;
(K) A complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any Proposed Nominee is a party or participant involving the corporation or any officer, affiliate or associate of the corporation;
(L) A representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting, that such stockholder intends to vote such stockholder’s stock at such meeting and that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at such meeting to bring such business before the meeting or nominate any Proposed Nominees, as applicable, and an acknowledgment that, if such stockholder or qualified representative does not appear to present such proposal or Proposed Nominees, as applicable, at such meeting, the corporation need not present such proposal or Proposed Nominees for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation;
(M) a description of any agreement, arrangement or understanding, written or oral, the effect or intent of which is to increase or decrease the voting power of such stockholder or any Stockholder Associated Person with respect to any shares of the capital stock of the corporation, without regard to whether such agreement, arrangement or understanding is required to be reported on a Schedule 13D in accordance with the 1934 Act; and
(N) all other information related to the stockholder in the stockholder's capacity as a proponent of a stockholder proposal, or regarding any Stockholder Associated Person, or such stockholder's or Stockholder Associated Person's associates that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitations of proxies or consents in support of the business proposed by such stockholder or the election of any Proposed Nominee pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder.
In addition to the information required above, any Proposed Nominee shall also provide to the corporation such other information as the corporation may reasonably request. The corporation may request such additional information as necessary to determine the eligibility of such Proposed Nominee to serve as a director of the corporation, including information relevant to a determination whether such Proposed Nominee can be considered an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the corporation’s securities are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors. Such information shall be considered timely if provided to the corporation promptly upon request by the corporation but in any event within five (5) business days after such request.
(d) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be delivered to the Secretary at the principal executive office of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. For purposes of this Section 5(d), an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.
(e) A stockholder providing notice under Section 5(b) shall update such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the corporation not later than the close of business five (5) business days after the record date for the meeting (in the case of the update required to be made as of such record date) and not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(f) If any information submitted pursuant to Section 5(b) by any stockholder proposing business for consideration or individuals to nominate for election or reelection as a director at a stockholder meeting shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Secretary of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request of the Secretary, the Board of Directors or any committee thereof, any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to Section 5(b) and (ii) a written update of any information (including written confirmation by such stockholder that such stockholder continues to intend to bring such nomination or other business before the meeting) submitted by the stockholder pursuant to Section 5(b) as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Section 5(b).
(g) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 or Section 6 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 5(g), if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director or business to be conducted at a meeting does not appear at the meeting of stockholders of the corporation to present such nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such nomination or business may have been received by the corporation. For purposes of this Section 5(g), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination or proposal at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(h) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.
(i) For purposes of these Bylaws, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; (ii) an “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 under the 1934 Act; (iii) “Stockholder Associated Person” shall mean, with respect to any stockholder, (A) any person who is a member of a “group” (as such term is used in Rule 13d‑5 of the 1934 Act) with or otherwise acting in concert with such stockholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary), (C) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder and (D) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable; and (iv) “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 6. Special Meetings.
(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).
(b) If a special meeting is properly called pursuant to Section 6(a)(i) or Section 6(a)(ii), the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail to the Board of Directors or the Secretary of the corporation. No business may be transacted at any special meeting other than business that is specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the Secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. If the notice is not given within one hundred (100) days after the receipt of the request, the person or persons properly requesting the meeting may set the time and place of the meeting and give the notice. Nothing contained in this Section 6(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (i) by or at the direction of the Board of Directors or a committee appointed by the Board of Directors for such purpose or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this Section 6(c) through the date of such meeting, who is entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 6. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder provides the corporation a notice containing all of the information required by Section 5(c) of these Bylaws and such notice is delivered to the Secretary at the principal executive office of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such meeting or the tenth (10th) day following the day on which public announcement is first made by the corporation of the date of the special meeting. In no event shall an adjournment, recess, postponement or rescheduling of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
(d) A stockholder providing notice under Section 6(c) shall also provide the other information required by Section 5(c) and update such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof. Such update shall be delivered to, or mailed and received by, the Secretary at the principal executive office of the corporation not later than the close of business five (5) business days after the record date for the meeting (in the case of the update required to be made as of such record date) and not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(e) If any information submitted pursuant to this Section 6 by any stockholder proposing individuals to nominate for election or reelection as a director at a special meeting shall be inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Secretary of any inaccuracy or change in any such information within two (2) business days of becoming aware of such inaccuracy or change. Upon written request of the Secretary, the Board of Directors or any committee thereof, any such stockholder shall provide, within seven (7) business days after delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to Section 6(c) or Section 6(d) and (ii) a written update of any information (including written confirmation by such stockholder that such stockholder continues to intend to bring such nomination before the meeting) submitted by the stockholder pursuant to Section 6(c) as of an earlier date. If a stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Section 6(c).

(f) Only such persons who are nominated in accordance with the procedures set forth in Section 5 and this Section 6 shall be eligible to serve as directors and only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the special meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the special meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received. Notwithstanding the foregoing provisions of this Section 6(f), if the stockholder (or a qualified representative of the stockholder) proposing a nominee for director at a special meeting does not appear at the meeting of stockholders of the corporation to present such nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation. For purposes of this Section 6(f), to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the making of such nomination at such meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
(g) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the Rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c) of these Bylaws.
Section 7. Notice of Meetings. Except as otherwise provided by law or the Certificate of Incorporation, written notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour and, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by such stockholder’s attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by means of remote communication, if any, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by means of remote communication, if any, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by statute, the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.
Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is recessed or adjourned to another time or place, if any, notice need not be given of the recessed or adjourned meeting if the time and place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be to be present in person and vote at such meeting are announced at the meeting at which the adjournment is taken. At the recessed or adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.
Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, such person’s act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.
Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 12 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as required by law.
Section 13. Action without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or by electronic transmission.
Section 14. Organization.
(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director, or, if the Lead Independent Director is absent, the Chief Executive Officer, or, in the absence of any such person, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person, by means of remote communication, if any, or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.
(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on attendance or participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting, restrictions on entry to the meeting after the time fixed for the commencement thereof, restrictions on the use of audio/video recording devices, cell phones and other electronic devices, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot and any guidelines and procedures regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV
DIRECTORS
Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation.
Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done solely by the stockholders.
Section 17. Classes of Directors.
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock of the corporation (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and

Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.
Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 18. Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.
Section 19. Lead Independent Director. If at any time the Chairman of the Board of Directors shall be the Chief Executive Officer or another officer of the corporation, the independent directors (as defined under the rules of any stock exchange on which the corporation’s securities are traded) shall by majority vote designate a Lead Independent Director from among the independent directors. The Lead Independent Director shall convene and chair sessions of the independent directors or non-management members of the Board of Directors and shall have such other powers and duties as the Board of Directors may assign from time to time. In the absence of the Chairman of the Board of Directors, or if the Chairman of the Board of Directors is unable to preside, the Lead Independent Director shall preside at all meetings of the Board of Directors and at all meetings of stockholders. If at any meeting of the Board of Directors neither of the Chairman of the Board of Directors nor the Lead Independent Director is present or able to act, the Board of Directors shall select one of its members as acting chair of the meeting or any portion thereof.
Section 20. Vacancies.
(a) Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders.

Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 20 in the case of the death, removal or resignation of any director.
(b) If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.
Section 21. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.
Section 22. Removal.
(a) Subject to the rights of any series of Preferred Stock to elect additional directors as specified in the Certificate of Incorporation, neither the Board of Directors nor any individual director may be removed without cause.
(b) Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.
Section 23. Meetings.
(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic transmission. No formal notice shall be required for regular meetings of the Board of Directors, except that notice shall be provided in accordance with Section 23(d) herein.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.
(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d) Notice of Meetings. Notice of the time, date and place of all meetings of the Board of Directors shall be delivered to each director orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic transmission. If the notice is mailed, it shall be deposited in the United States mail by first class mail, charges prepaid, at least three (3) days before the date of the meeting. If the notice is delivered by telephone or electronic transmission, it shall be delivered by telephone or transmitted during normal business hours at least twenty-four (24) hours before the date and time of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Notwithstanding the foregoing provisions of this Section 23(d), if the Chairman of the Board or the Chief Executive Officer calling a special meeting determines that it is necessary or appropriate under the circumstances, notice may be given by electronic transmission, orally, by telephone or in person on the day of such special meeting.
(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present.
Section 24. Quorum and Voting.
(a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 45 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.
Section 25. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 26. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. Directors who are full-time employees of the corporation shall not receive any compensation for their service as director.
Section 27. Committees.
(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution or resolutions of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.
(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c) Term. Each member of a committee of the Board of Directors shall serve a term on the committee coexistent with such member’s term on the Board of Directors. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 27, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 27 shall be held at such times and places as are determined by the Board of Directors, or by any such committee and publicized among all members of such committee. Special meetings of any such committee may be held at any time or place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
Section 28. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director is absent, the Chief Executive Officer, or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary directed to do so by the Chief Executive Officer, shall act as secretary of the meeting.
ARTICLE V
OFFICERS
Section 29. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller. The Board of Directors may also appoint one or more Assistant Secretaries,

Assistant Treasurers, Assistant Controllers and such other officers with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.
Section 30. Tenure and Duties of Officers.
(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any vacancy occurring in the office of Chief Executive Officer shall be filled by the Board of Directors, and any vacancy occurring in any other office shall be filled by the Board of Directors or the Chief Executive Officer.
(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors or the Lead Independent Director has been appointed and is present. The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.
(c) Duties of President. Unless some other officer has been elected President of the corporation, the Chief Executive Officer shall be the President of the corporation. The President shall perform the duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors (or, if another person is serving as such, the Chief Executive Officer) shall designate from time to time.
(d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him or her in these Bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
Section 31. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 32. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chief Executive Officer or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.
Section 33. Removal. Any officer may be removed from office at any time, either with or without cause, by the Board of Directors or by any committee thereof upon whom such power of removal may have been conferred by the Board of Directors. In addition, any officer may be removed from office at any time with or without cause by the Chief Executive Officer.
ARTICLE VI
EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION
Section 34. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.
All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Section 35. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, the President, or any Vice President.
ARTICLE VII
SHARES OF STOCK
Section 36. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.
Section 37. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.
Section 38. Transfers.
(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
Section 39. Fixing Record Dates.
(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 40. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VIII
OTHER SECURITIES OF THE CORPORATION
Section 41. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 36), may be signed by the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer;

provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
ARTICLE IX
DIVIDENDS
Section 42. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
Section 43. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
ARTICLE X
FISCAL YEAR
Section 44. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE XI
INDEMNIFICATION

Section 45. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.
(a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers” shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under Section 45(d) below.
(b) Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.
(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 45 or otherwise.
Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 45, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 45 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 45 or otherwise shall be on the corporation.
(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.
(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 45.
(h) Amendments. Any repeal or modification of this Section 45 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.
(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Section 45 that shall not have been invalidated, or by any other applicable law. If this Section 45 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.
(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.
(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.
(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 45 with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
(iv) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.
(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 45.
ARTICLE XII
NOTICES
Section 46. Notices.
(a) Notice to Stockholders. Written notice to stockholders of meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier or by electronic transmission.
(b) Notice to Directors. Any notice required to be given to any director may be given personally, by the methods stated in Section 46(a) or as otherwise provided in these Bylaws (including by the methods stated in Section 23), except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director or, in the case of electronic transmission, to an electronic mail address at which such director has consented to receive notice.
(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.
(d) Time Notices Deemed Given. All notices given by mail or by overnight delivery service, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by electronic transmission, as above provided, shall be deemed to have been given at the times provided in the DGCL.

(e) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(f) Failure to Receive Notice. The period or limitation of time within which any stockholder may exercise any option, power or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any option, power or right, or enjoy any privilege or benefit, or be required to act pursuant to any notice sent to such stockholder or such director in the manner above provided shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.
(g) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
(h) Notice to Person with Undeliverable Address. Whenever notice is required to be given, under any provision of law, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve (12)-month period, have been mailed addressed to such person at his or her address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his or her then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.
ARTICLE XIII
AMENDMENTS
Section 47. Amendments. Subject to Section 45(h) above and Section 58 below, these Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-

outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.
ARTICLE XIV
LOANS TO OFFICERS
Section 48. Loans to Officers. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
ARTICLE XV
FORUM FOR CERTAIN ACTIONS
Section 49. Forum. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these Bylaws (in each case, as may be amended from time to time), (iv) any action asserting a claim against the corporation or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants. Unless a majority of the Board of Directors, acting on behalf of the corporation, consents in writing to the selection of an alternative forum (which consent may be given at any time, including during the pendency of litigation), the federal district courts of the United States of America, to the fullest extent permitted by law, shall be the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act of 1933, as amended.

Section 50.  Personal Jurisdiction. If any action the subject matter of which is within the scope of Section 49 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 49 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 51. Enforceability. If any provision of this Article XV shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XV, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Section 52. Notice and Consent. For the avoidance of doubt, any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article XV.
ARTICLE XVI
EMERGENCY BYLAWS
Section 53. Emergency Bylaws. This Article XVI shall be operative during any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition (including, without limitation, a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each an “Emergency”), notwithstanding any different or conflicting provision of the preceding Articles of these Bylaws or in the Certificate of Incorporation. To the extent not inconsistent with the provisions of this Article XVI, the preceding Articles of these Bylaws and the provisions of the Certificate of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article XVI shall cease to be operative unless and until another Emergency shall occur.
Section 54. Meetings; Notice. During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board of Directors or such committee or the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 55. Quorum. At any meeting of the Board of Directors called in accordance with Section 54 above, one-third of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Section 54 above, one-third of the number of directors serving on such committee shall constitute a quorum for the transaction of business. In the event that an insufficient number of directors are able to attend a meeting of the Board of Directors, or any committee thereof, to constitute a quorum, then to the extent necessary to constitute a quorum, the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting and will have full powers to act as directors, or committee members, as the case may be, of the corporation.
Section 56. Liability. No officer, director or employee of the corporation acting in accordance with the provisions of this Article XVI shall be liable except for willful misconduct.
Section 57. Amendments. At any meeting called in accordance with Section 54, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article XVI as it deems it to be in the best interests of the corporation so as to make any provision that may be practical or necessary for the circumstances of the Emergency.
Section 58. Repeal or Change. The provisions of this Article XVI shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of Section 56 with regard to action taken prior to the time of such repeal or change.
Section 59. Definitions. For purposes of this Article XVI, the term “Designated Officer” means an officer identified on a numbered list of officers of the corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.